UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/29/2004

DRUGSTORE COM INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26137

DE	043416255
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

13920 SE Eastgate Way Suite 300
Bellevue, WA 98005
(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On November 29, 2004, Kathy Gersch commenced employment as the Vice President, General Manager and Chief Marketing Officer of drugstore.com, inc. (the "Company"). Pursuant to an offer letter dated November 14, 2004 (the "Offer Letter"), a copy of which is attached as Exhibit 10.1 to this current report, the Company and Ms. Gersch agreed to the following material terms and conditions:

*   Ms. Gersch will receive an annual salary of $220,000, along with the Company's standard employee benefits for Company executives. During 2005, Ms. Gersch will be eligible to receive an annual target bonus in an amount ranging from 0% to 25% of her annual salary, based on the achievement of pre-determined performance objectives. Bonus compensation for subsequent years will be determined by the Company's board of directors and chief executive officer.

*   Ms. Gersch will receive $50,000 as a signing bonus, to be paid on January 3, 2005. If, during the first year of her employment with the Company, Ms. Gersch's employment is terminated for cause, or if she voluntarily terminates her employment as a result of a change of control of the Company after which the surviving corporation does not offer her a position with similar responsibilities, Ms. Gersch will be required to repay a pro-rata portion of her signing bonus, which amount shall be determined based on the time remaining in the first year.

*   As of her employment start date, Ms. Gersch was granted two options to purchase shares of Company common stock. The first, an option to purchase 25,000 shares, vested fully on the date of grant. The second, an option to purchase 225,000 shares, will vest over four years, at the rate of 20% six months from the vesting commencement date and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter. The exercise price of each option was $3.25, the fair market value of the Company's common stock on the date of grant.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On November 29, 2004, Kathy Gersch commenced employment as the Company's Vice President, General Manager and Chief Marketing Officer. The material terms and conditions of Ms. Gersch's employment with the Company are set forth in the Offer Letter and are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(c).

Ms. Gersch, age 36, served as Executive Vice President of Marketing, Merchandising and Business Development and the leader of the Consumer Business Unit of GiftCertificates.com, an online provider of gift certificates, from August 2003 to November 2004. She served as an independent consultant providing international business consulting services for retail and consumer products companies from November 2002 to August 2003. She served with Nordstrom, Inc., a leading fashion specialty retailer, as Vice President of Finance, Strategic Planning and Administration (business unit chief financial officer) of Nordstrom Product Group (NPG) and Vice President of Faconnable International, from July 1998 to October 2002. She currently serves as a director and chairman of the board of the Youth Theatre Northwest and on the advisory board of a privately held retailer. Ms. Gersch holds an M.B.A. from Emory University, a Master of International Business from Nijenrode University (the Netherlands) and a B.A. in rhetoric and communications and management from the University of Virginia.

There are no family relationships between Ms. Gersch and any of our directors or officers

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

10.1        Offer Letter of Kathy Gersch dated as of November 14, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

DRUGSTORE COM INC

Date: December 01, 2004.	By:	/s/ DAWN G. LEPORE
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description
EX-10.1	Offer Letter of Kathy Gersch dated as of November 14, 2004.